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8 Spring House Innovation Park

Suite 200

Lower Gwynedd, PA 19002

t 215-902-9660

nmrk.com

OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, for which Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, the undersigned, Ronald Steffenino, a Senior Managing Director of Berkeley Point Capital LLC d/b/a Newmark Knight Frank, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.     A review of the activities of the Primary Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the Agreement has been made under my supervision; and

2.   To the best of my knowledge, based on such review, the Primary Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 22nd day of February 2021.

Berkeley Point Capital LLC d/b/a

Newmark Knight Frank

/s/ Ronald Steffenino

Ronald Steffenino

Senior Managing Director,

Servicing and Asset Management

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC d/b/a Newmark Knight Frank as Limited Primary Servicer:

COMM 2012 CCRE5	CF 2020 P1 CCRE	COMM 2013 CCRE 7
COMM 2013 CCRE 8 COMM 2014 CCRE 15 COMM 2015 CCRE 23 COMM 2014 CCRE 21 COMM 2015 LC 21 GSMS 2015 GS 1 CGCMT 2017 C4 UBS 2018 C8 CGCMT 2018 C5 MSCI 2018 H4 MSCI 2019 H7 2020 L4 CCRE	COMM 2013 CCRE 11 COMM 2014 CCRE 17 GSMS 2015 GC 30 COMM 2014 UBS 4

GSMS 2015 GC 32

CGCMT 2016 C3 UBS 2017 C5 UBS 2018 C9 UBS 2018 C13 MSCI 2019 L2 DMARC 2019 CD8	COMM 2013 LC 6 COMM 2015 LC 19 COMM 2014 CCRE 19 GSMS 2014 GC 24 COMM 2015 CCRE 27

CFCRE 2016 C7

CCUBS 2017 C1

UBS 2018 C11

MSCI 2018 L1 MSCI 2019 H6 2019 CF3 CCRE

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Berkely Point Capital LLC d/b/a Newmark Knight Frank – Midland Primary Servicer